                               PRODUCER AGREEMENT

                                   CONCERNING

                          CENTER FOR CLAIMS RESOLUTION



                               September 28, 1988

                                                            Exhibit No. 10(i)(b)


           PRODUCER AGREEMENT CONCERNING CENTER FOR CLAIMS RESOLUTION
           ----------------------------------------------------------


      This Agreement, dated September 23, 1988, to provide for the administration, defense, payment and disposition of asbestos-related claims (hereinbelow referred to as the "Agreement") is made between and among the Participating Producers, as defined hereinbelow.

                                  WITNESSETH:

      WHEREAS, a substantial number of asbestos-related claims are pending, and continue to be filed or asserted, against Participating Producers, requiring appropriate defense and disposition;

      WHEREAS, Participating Producers deem it beneficial to have an organization that will administer and handle asbestos-related claims on behalf of more than one Producer, that will provide claims-related analysis and reporting and that will administer the insurance-coverage provisions of the Agreement Concerning Asbestos-Related Claims dated June 19, 1985 (hereinafter referred to as the "Wellington Agreement"); and

      WHEREAS, although upon the dissolution of the Asbestos Claims Facility certain aspects of the relationship between the Producer and Insurer signatories to the Wellington Agreement will continue to be governed thereunder, the relationship among Producer signatories will not be so governed, and there no longer will be a waiver of certain cross and counter claims among Producers; and

      WHEREAS, Participating Producers believe it is important to establish an organization that will, on behalf of all Participating Producers, resolve meritorious asbestos-related claims in a fair and expeditious manner and, where necessary, defend asbestos-related claims efficiently and economically; and

      WHEREAS, Participating Producers desire to establish an organization that will, at least for all Participating Producers, provide claims-related analysis and reporting and administer the insurance-coverage provisions of the Wellington Agreement; and

      WHEREAS, Participating Producers desire to enter into a constructive relationship with one another and to resolve any cross or counter claims that they may have against each other;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Participating Producers hereby agree as follows:

I.    DEFINITIONS
      -----------
      As used in the Agreement and Attachment A hereto, the following terms shall have the following meanings:

      1.   Allocated Expenses -- means all fees and expenses incurred for
           ------------------
services performed outside the Center that can be directly attributed to the defense and disposition of a particular asbestos-related claim.

      2.   Asbestos-Related Claims -- means any claims or lawsuits against any
           -----------------------
Participating Producers or the Center, or against any Supporting Insurer based solely on the conduct of any Participating Producers, by whomever brought and in whatever procedural posture such claims or lawsuits may arise, seeking monetary relief (whether or not such relief is the only relief sought) for bodily injury, sickness, disease or death, alleged to have been caused in whole or in party by any asbestos or asbestos-containing product; provided, that asbestos-related
                                             --------
claims shall not include claims for damage to or destruction of property or statutory claims for compensation by an employee against an employer.

      3.   Center -- means the Center for Claims Resolution, established under
           ------
the Agreement.

      4.   Insurer Agreement -- means the Insurer Agreement Concerning Center
           -----------------
for Claims Resolution dated September 23, 1988.

      5.   Insurers -- means persons that are or were engaged in the business of
           --------
providing liability insurance to Producers.

      6.   Liability Payments -- means the sums paid in settlement of, or in
           ------------------
satisfaction of a judgment on, any asbestos-related claims, exclusive of allocated and unallocated expenses for such claims.

      7.   Participating Producers -- means Producers that have become
           -----------------------
signatories to the Agreement.

      8.   Persons -- means natural persons and organizations of any kind.
           -------

      9.   Producers -- means persons that are or were engaged in the mining,
           ---------
manufacturing, production, processing, fabrication, distribution, installation, sale or use of asbestos or asbestos-containing products or that may have a liability with respect to asbestos-related claims.

      10.  Supporting Insurers -- means Insurers that have become signatories to
           -------------------
the Insurer Agreement.

      11.  Unallocated Expenses -- means the overhead, operating and
           --------------------
administrative expenses (other than allocated expenses) of the Center incurred in administering, defending and disposing of asbestos-related claims, providing claims-related analysis and reporting and administering the insurance-coverage provisions of the Wellington Agreement; provided, that unallocated expenses
                                        --------
shall not include any expenses, debts or other obligations of the Asbestos Claims Facility, whatever previously or hereinafter incurred by it.

II.   ESTABLISHMENT OF CENTER
      -----------------------

      1. Participating Producers shall establish a non-profit organization to be known as the Center for Claims Resolution. The Center shall administer and arrange for the evaluation, settlement, payment or defense of all asbestos-related claims in accordance with the provisions of the Agreement and Attachment A hereto, applicable law and professional standards; shall provide claims-related analysis and reporting; and shall administer the insurance coverage provisions of the Wellington Agreement.

      2. The Center shall not be a continuation of or a successor to the Asbestos Claims Facility. The Center shall be established, funded and operated independently of the Asbestos Claims Facility, and shall not assume or otherwise be responsible for any of the Asbestos Claims Facility's debts, liabilities or obligations.

      3. The Center shall be governed by a Board of Directors whose members shall number at least five (5) and whose manner of election, powers and duties shall be as set forth in the Center's by-laws. The Board of Directors shall appoint as non-voting ex officio directors one representative selected by
                      ----------
Supporting Insurers, who shall serve during the period that Supporting Insurers are paying unallocated expenses of the Center, and one representative selected by an affirmative majority of Participating Producers. The Board of Directors shall have no power to modify any provisions of the Agreement or Attachment A hereto.

      4. The Center shall not sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of its property or assets and shall not dissolve or wind up its affairs except upon the affirmative vote of two-thirds of its Participating Producer members with two-thirds interest.

III.  MEMBERSHIP IN CENTER
      --------------------

      1. Each Participating Producer shall become a member of the Center upon becoming a signatory to the Agreement, and shall have all of the rights and duties of a member, as set forth in the Agreement, Attachment A hereto and the Center's by-laws.

      2. The membership of any Participating Producer in the Center may be terminated only in the following manner:

          a) the Participating Producer may terminate its membership effective at any time after October 3, 1989, by: i) providing written notice to the Center at least 60 days prior to the effective date of termination; and ii) obtaining a determination from the Board of Directors of the Center, which may not be unreasonably withheld, that such Participating Producer has paid or made adequate provision for the payment of any amounts due from it under the Agreement or Attachment A hereto; or

          b) the membership of any Participating Producer shall terminate upon the filing by such Participating Producer for bankruptcy protection or other protection against creditors under any state or federal law; or

          c) the Board of Directors of the Center may terminate or suspend the membership of any Participating Producer that: i) is involuntarily placed in bankruptcy under any state or federal law or that has been determined by a court to be insolvent; or ii) the Board of Directors determines, by an affirmative vote of three-fifths of the directors then in office, has materially breached the Agreement or Attachment A hereto, including but not limited to a failure to pay to the Center in a timely manner any amounts due to or incurred by the Center on such Participating Producer's behalf; provided, that
                                                       --------
termination of membership by the Board of Directors for breach of the Agreement or Attachment A hereto shall not be effective until 30 days after written notice of the Board's determination is provided to the Participating Producer, to afford such Producer an opportunity to cure the breach in question and avoid membership termination.

      3. Upon termination of membership and thereafter, a Participating Producer shall have none of the rights or obligations of a member of the Center, as set forth in the Agreement, Attachment A hereto and the Center's by-laws.

However, notwithstanding termination of membership, a Participating Producer shall continue to have and to honor all of the obligations incurred by it hereunder or on its behalf as a member prior to the effective date of its membership termination, including any retroactive adjustments of its percentage shares of liability payments and allocated expenses made pursuant to Attachment A hereto.

IV.   SUBMISSION AND WITHDRAWAL OF CLAIMS
      -----------------------------------

      1. By becoming a signatory to the Agreement and a member of the Center, each Participating Producer hereby designates the Center as its sole agent to administer and arrange on its behalf for the evaluation, settlement, payment or defense of all asbestos-related claims against such Participating Producer. As sole agent, the Center shall have exclusive authority and discretion to administer, evaluate, settle, pay or defend all asbestos-related claims, including the right to delegate to any person, upon consent of the Participating Producer in question, such authority and discretion with respect to designated asbestos-related claims against such Participating Producer.

      2. The Center shall serve as the sole agent of each Participating Producer with respect to all asbestos-related claims so long as such Participating Producer is a member of the Center. Termination of membership of a Participating Producer pursuant to Paragraph 2 of Section III hereinabove shall serve immediately as a withdrawal by such Participating Producer of the designation of the Center as its sole agent made pursuant to Paragraph 1 of this Section, and shall terminate immediately the Center's right, authority and obligation to act on behalf of such Participating Producer with respect to any and all asbestos-related claims, whenever made or filed, but this shall not prevent reasonable access by such Participating Producer to its claims files.

V.    COOPERATION WITH CENTER
      -----------------------

      Each Participating Producer shall comply with the terms and conditions of the Agreement and Attachment A hereto and shall cooperate with and assist the Center in the furtherance of such terms and conditions and of its purposes. Each Participating Producer shall respond fully and in a timely manner to reasonable requests by the Center for information and shall assist in the securing and giving of evidence concerning asbestos-related claims. The Center shall use its best efforts to maintain the confidentiality of confidential or proprietary information submitted by Participating Producers and Supporting Insurers.

VI.   ALLOCATION OF LIABILITIES AND EXPENSES
      --------------------------------------

      Liability payments and allocated expenses shall be apportioned to each Participating Producer from the date such Producer becomes a signatory to the Agreement and a member of the Center. Such apportionment shall establish the responsibility of each Participating Producer for a percentage share of liability payments and a percentage share of allocated expenses attributable to each claim handled by the Center as sole agent for such Participating Producer under Section IV hereinabove. Each Subscribing Producer's percentage shares of liability payments and allocated expenses shall be established as provided in Attachment A hereto, and shall be subject to modification only in the manner and to the extent set forth therein. To the extent that a Participating Producer's percentage shares of liability payments and allocated expenses attributable to a particular asbestos-related claim are not paid in a timely manner by one or more of its Insurers, whether pursuant to the Wellington Agreement or any other agreement, such Participating Producer shall pay in a timely manner the percentages of liability payments and allocated expenses in question.

VII.  PAYMENT OF UNALLOCATED EXPENSES
      -------------------------------

      Each Participating Producer shall pay, respectively, the percentage share attributed to it pursuant to Attachment A hereto of any unallocated expenses incurred by the Center during its first fiscal year of operation not otherwise paid by Supporting Insurers pursuant to the Insurer Agreement. The manner and timing of such payments shall be as determined by the Center. The amounts and timing of unallocated-expense payments, if any, by Participating Producers concerning the Center's second and subsequent years of operations shall be as mutually agreed upon by the signatories hereto.

VIII. CENTER CLAIMS HANDLING
      ----------------------

      1. The Center shall administer, evaluate, settle, pay or defend all asbestos-related claims in a fair, cost-effective and expeditious manner. The Center shall handle each asbestos-related claim on behalf of all Participating Producer members, and shall not settle an asbestos-related claim on behalf of fewer than all Participating Producer members. The Center shall settle each asbestos-related claim so as to extinguish claims for all damages, including punitive damages, and, in the settlement of asbestos-related claims, the Center shall not pay punitive damages to claimants.

      2. The Center shall hire an adequate number of competent and experienced claims and legal staff and shall retain the services of competent and experienced legal counsel to defend asbestos-related claims. The Center shall retain such counsel, including punitive counsel, as are necessary and appropriate to defend the interests of Participating Producer members. The Center may utilize counsel-sharing arrangements on behalf of its members with Producers not signatories hereto.

      3. Actions against third parties may be undertaken by the Center on behalf of its members, but the Agreement shall neither require nor preclude such actions.

      4. The Center shall require valid evidence to support each claim against Participating Producer members, and shall require credible medical evidence in each case prior to making payment to a claimant. Center personnel shall be responsible for obtaining such evidence from each claimant and verifying it.

      5. A claimant shall be paid solely for asbestos-related injury. However, the Center may provide certain claimants whose claims have not matured with an opportunity to resubmit a claim to the Center should additional medical evidence become available. The Center may enter into agreements to suspend the running of statutes of limitations with respect to claims timely presented and shall adopt uniform, streamlined, expeditious procedures, including voluntary nonjudicial means of resolving disputed claims.

      6. The Center shall not make payments pursuant to a pre-determined schedule of benefits, but detailed claims guidelines shall be used to evaluate and settle asbestos-related claims. The Center shall make payments and settle claims only on behalf of

Participating Producer members and shall be entitled to credit for settlements made and judgments paid by Participating Producer members prior to membership in the Center.

      7. The Center shall operate according to annual liability, defense and operational programs to be established by the Board of Directors. The Center shall be subject to annual financial and quality control audits by persons selected by the Board of Directors.

IX.   CENTER ADMINISTRATIVE SERVICES
      ------------------------------

      1. In addition to the functions to be performed by the Center pursuant to Section VIII hereinabove, the Center shall perform for Participating Producers, and for Supporting Insurers that are paying unallocated expenses incurred by the Center, certain administrative services, including claims analysis and reporting and insurance allocation and billing.

      2. In furtherance of its administrative function the Center shall, among other things, administer all Center receipts and disbursements; develop, maintain and keep current an accurate claims database; produce claims-related analyses, comparisons and reports; clearly communicate Center claims-handling analyses and results on a periodic basis; administer and implement the provisions of Attachment A hereto, including the provision of timely evaluation, analyses and monitoring of the manner in which liability payments and allocated expenses are apportioned thereunder; administer and implement the insurance-coverage provisions of the Wellington Agreement in full conformity with that agreement and also in an accurate, consistent and timely manner, including the provision of periodic billings and supporting information; administer other insurance-coverage arrangements of Participating Producers; and administer for Participating Producers any counsel-sharing arrangements with producers not signatories hereto.

      3. The Center shall perform its administrative function in a timely, accurate and cost-effective manner, and may retain the services of experienced and competent third parties and consultants to do so.

      4. The Center may enter into arrangements to provide certain administrative services to persons that are not signatories hereto in exchange for appropriate compensation and upon terms satisfactory to the Center, but the Center shall not be required to enter into such arrangements.

X.    THIRD-PARTY RIGHTS
      ------------------

      The Agreement is intended to confer rights and benefits only upon Participating Producers, Supporting Insurers that are paying unallocated expenses incurred by the Center and the Center, and is not intended to confer any rights or benefits upon any other persons. No person other than the Center, a signatory hereto or a Supporting Insurer that is paying unallocated expenses incurred by the Center shall have any legally enforceable rights under the Agreement. All rights of action for any breach of this Agreement by any signatory hereto are hereby reserved to the Center, Participating Producers and to Supporting Insurers that are paying unallocated expenses incurred by the Center.

XI.   EFFECTIVE DATE
      --------------

      The effective date of this Agreement with respect to each signatory hereto shall be the date upon which such person executed the Agreement in the manner set forth in Section IV hereinbelow or September 30, 1988, whichever is later.

XII.  ADDITIONAL SIGNATORIES
      ----------------------

      1. A Producer may become a signatory to the Agreement subsequent to September 30, 1988, only upon application to the Board of Directors of the Center and approval by an affirmative vote of four-fifths (4/5) of the voting directors then in office.

      2. In determining whether a Producer may become a signatory hereto, the Board of Directors shall determine whether the best interests of the Center and of the other signatories would be served thereby, in order to assure that the compromises herein and commitments of resources hereunder are duly respected, that such Producer derives no unfair advantage with respect to the other signatories and that none of the other signatories suffers any unfair disadvantage by reason of said Producer's failure to become a signatory to the Agreement prior to September 30, 1988.

      3. Pursuant to the foregoing, the Board of Directors shall determine the terms upon which a Producer may become a signatory to the Agreement subsequent to September 30, 1988, including the percentage shares of liability payments, allocated expenses and unallocated expenses that are to be attributed to such Producer. In so doing, the Board of Directors shall consider all relevant factors, including: (i) what the shares would have been had the Producer became a signatory to the Agreement prior to September 30, 1988; (ii) the degree of risk of additional liability or expense that the Producer would bring to the Center; (iii) the impact of such Producer's participation on the percentage shares of other Participating Producers; and (iv) the appropriateness of a minimum share.

XIII. MODIFICATION AND TERM
      ---------------------

      1. The Agreement, including Attachment A hereto, is the entire agreement between and among the Participating Producers for the administration, defense, payment and disposition of asbestos-related claims. All antecedent or contemporaneous extrinsic representations, warranties or collateral provisions concerning the negotiation and preparation of the Agreement or Attachment A hereto are intended to be discharged and nullified. In any dispute involving the Agreement or Attachment A hereto, no person shall introduce evidence of or seek to compel testimony concerning any oral or written communication made prior to September 30, 1988, with respect to the negotiation and preparation of the Agreement or Attachment A hereto. Nothing in this Paragraph applies to the Insurer Agreement, the Wellington Agreement, the Agreement Concerning Asbestos Claims Facility dated June 15, 1988, or the Agreement Concerning the Insurance Defense Program between certain Supporting Insurers and GAF Corporation and Keene Corporation.

      2. Nothing in the Agreement shall have the effect of relieving any Supporting Insurer or Participating Producer of any obligation under the Wellington Agreement that survives dissolution or termination of the Asbestos Claims Facility, including insurance-related obligations; provided, that as to
                                                          --------
Supporting Insurers, the Insurance Defense Program provided for in Section XII and

Appendix E to the Wellington Agreement ("IDP") and all rights thereunder with respect to allocated expenses incurred after October 3, 1988, shall terminate as of that date.

      3. Any modifications to the Agreement or Attachment A hereto may be made only by mutual agreement of all Participating Producers and in writing.
      4. The Agreement and Attachment A hereto shall have perpetual existence, notwithstanding the failure or invalidation of any particular provision.


XIV.  WAIVERS, ADR AND CHOICE OF LAW
      ------------------------------

      1. So long as it is a member of the Center each Participating Producer shall forego all claims for contribution or indemnity (other than for contribution or indemnity assumed under written agreement) against all other Participating Producers that are members of the Center.

      2. Each Participating Producer waives, as to the Center and all other Participating Producers, any claims for conflict of interest that may arise from the representation of it or the Center in connection with the handling or defense of asbestos-related claims hereunder during the period of such Participating Producer's membership in the Center by i) any Center liaison counsel, ii) joint or special counsel or iii) employees of the Center or of any Participating Producer.

      3. All disputes concerning the validity, interpretation and application of the Agreement or any provision thereof, and all disputes concerning issues within the scope of the Agreement shall be resolved through alternative dispute resolution (ADR) in the manner set forth in Appendix C to the Wellington Agreement; provided, that the Center for Public Resources, rather than the
           --------
Asbestos Claims Facility, shall be requested to administer any alternative dispute resolution and the parties thereto shall share, on an equal basis and pending final resolution, any of the fees or expenses of the Center for Public Resources. All such disputes shall be determined in accordance with applicable common law of the states of the United States.

XV.   SIGNATURE
      ---------

      The Agreement may be executed in any number of counter-parts and by different signatories hereto in separate counter-parts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each Participating Producer shall send one executed counterpart of the Agreement to a depository to be established and maintained by the Center.

      IN WITNESS WHEREOF, the person named below has caused this Agreement to be
signed by its authorized representative on this   28   day of     September    ,
                                                ------        -----------------
1988.
  --

Name:     Armstrong World Industries, Inc.
     ----------------------------------------

By:     /s/ Larry A. Pulkrabek
   ------------------------------------------

           Vice President,
Title:     Secretary and General Counsel
      ---------------------------------------

Signed, sealed and delivered this     28th      day of
                                  -------------
     September     , 1988, in the presence of
-------------------


               /s/ A. Earl Mays                     ,
     -----------------------------------------------
Witness to the signature of the above-named
person.

                                  ATTACHMENT A
                                  ------------

                 Apportionment of Center Payments and Expenses
                 ---------------------------------------------

          All Liability Payments, Allocated Expenses, and Unallocated Expenses shall be apportioned among Participating Producers based on the individual Participating Producer shares established as provided in this Section (the "Participating Producer Shares").

                          A.  Initial Producer Shares
                              -----------------------

          The Participating Producer Shares for Participating Producers as of September 30, 1988, shall be as provided in this Section A until changed pursuant to the provisions of Section B. Participating Producer Shares for Producers becoming Participating Producers subsequent to September 30, 1988, shall be as determined pursuant to Section XII of the Agreement.

                          1.  Liability Payment Shares
                              ------------------------

          Any Liability Payment shall be apportioned among the Participating Producers based on individual Participating Producer Shares established as provided herein (the "Liability Payment Shares").

      a.   Period I Claims.  For any Asbestos-Related Claims filed or brought on
           ---------------
or before September 30, 1983 (the "Period I Claims"), the Liability Payment Share for each Participating Producer will be the liability share (determined pursuant to

Appendix A-1 of the Agreement Concerning Asbestos-Related Claims dated May 29,
1985) that each Participating Producer had in the Asbestos Claims Facility as of September 1, 1987, adjusted upward pro rata to reflect the absence of the liability shares of those Producers who were members of the Asbestos Claims Facility but are not members of the Center as of September 30, 1988.

      b.   Period II & III Claims.  For any Asbestos-Related Claims filed or
           ----------------------
brought during the period October 1, 1983, through June 19, 1986 (the "Period II & III Claims"), the Liability Payment Share for each Participating Producer will be computed as provided in this paragraph A.1.b. For Participating Producers that became members of the Asbestos Claims Facility pursuant to Section H of Appendix A-1 of the Agreement Concerning Asbestos-Related Claims dated May 29, 1985 (the "New Entrants"), their Liability Payment Shares will be their respective liability shares as negotiated pursuant to that Section H, with appropriate adjustments to reflect the absence of the liability shares for Period II & III Claims of those Producers who were members of the Asbestos Claims Facility but are not members of the Center as of September 30, 1988. For all other Participating Producers, the Liability Payment Share for each Participating Producer will be computed as follows:

          (i) All such claims will be placed in one of twelve occupational categories (the "Twelve Occupational Categories") using the Guidelines for Occupational Categories attached hereto as Exhibit 1. These Twelve Occupational Categories will then be grouped into four occupational groupings (the "Four Occupational Groupings") as shown below.


              Twelve                            Four
              ------                            ----
      Occupational Categories           Occupational Groupings
      -----------------------           ----------------------
      Shipyard                          Shipyard

      Insulator                         Insulator

      Construction
      Plasterer/Spray                   Construction
      Sheetmetal

      Bystander/Secondary Exposure
      Friction
      Maintenance/Repair/Cleaner
      Manufacturing                     All Other
      Other
      Plantworker
      Railroad

A determination will then be made for each Participating Producer of the number of Period II & III Claims in each of the Twelve Occupational Categories in which that Participating Producer is named as a defendant or third-party defendant or is otherwise designated in the claim as responsible for the injury (the "Claims Named for Each Participating Producer for Each Occupational Category").

          (ii) All Asbestos-Related Claims closed by each Participating Producer prior to becoming a member of the Asbestos

Claims Facility will then be placed in one of the Twelve Occupational Categories using the Guidelines for Occupational Categories attached hereto as Exhibit 1. The total number of such claims in each Occupational Category for each Participating Producer will then be divided into the total amount of liability payments (including punitive damages, if any) made by that Participating Producer with respect to those claims to derive the "Average Cost Per Closed Claim" for each Participating Producer for each such Occupational Category.

          (iii) For each Participating Producer, the Claims Named for each Occupational Category for that Participating Producer will then be multiplied by the Average Cost Per Closed Claim for that Occupational Category for that Participating Producer to derive that Participating Producer's Claims Named Times Average Cost for each Occupational Category.

          (iv) Each Participating Producer's Claims Named Times Average Cost for the Twelve Occupational Categories will then be converted into separate occupational shares for each of the Four Occupational Groupings (the "Occupational Shares"). These shares will be used to apportion the Liability Payments with respect to Period II & III Claims falling within the corresponding Occupational Groupings.

                 (I) Where the Occupational Category is also an Occupational Grouping (as is the case for the "Shipyard" and

"Insulator" Occupational Categories), each Participating Producer's Claims Named Times Average Cost for the Occupational Category will be divided by the aggregate of all Participating Producers' Claims Named Times average Cost for that Occupational Category (including a factor for the New Entrants) to produce the Occupational Share for that Occupational Grouping. For any Participating Producer that would otherwise have an Occupational Share for any Occupational Grouping of less than one one-hundredth of one percent (0.01%), the Occupational Share for that Occupational Grouping for that Participating Producer will be one one-hundredth of one percent (0.01%).

                 (II) Where the Occupational Grouping is made up of several Occupational Categories (as is the case for the "Construction" and "All Other" Occupational Groupings), each Participating Producer's Claims Named Times Average Cost for each of the Occupational Categories making up the Occupational Grouping will be added together and divided by the aggregate of all Participating Producers' Claims Named Times Average Cost for those Occupational Categories (including a factor for the New Entrants) to produce the Occupational Share for that Occupational Grouping. For any Participating Producer that would otherwise have an Occupational Share for any Occupational Grouping of less than one one-hundredth of one percent (0.01%), the Occupational

Share for that Occupational Grouping for that Participating Producer will be one one-hundredth of one percent (0.01%).

       c. Period IV Claims.  For any Asbestos-Related Claims filed or brought
          ----------------
after June 19, 1986 (the "Period IV Claims"), the Liability Payment Share for each Participating Producer will be computed in the same manner as for Period II & III Claims except using Asbestos-Related Claims filed or brought during the period June 20, 1986, through June 30, 1988, rather than Period II & III Claims. These shares will be used to apportion the Liability Payments made by the Center with respect to Period IV Claims. Notwithstanding the foregoing, separate Interim Sharing Arrangements as described below will be adopted pursuant to paragraph B.5.b for Period IV Claims categorized as "Rubber" and "Steel" claims (as defined pursuant to the Guidelines for Occupational Categories attached hereto as Exhibit 1).

          (i) Under the Interim Sharing Arrangement for Rubber claims, any Liability Payments with respect to those claims will be shared per capita among those Participating Producers named as a defendant, third-party defendant, or otherwise designated in the claim as responsible for the injury in more than four percent (4%) of those claims.

          (ii) Under the Interim Sharing Arrangement for Steel claims, any Liability Payments made with respect to those claims will be shared among those Participating Producers named as a defendant, third-party defendant, or otherwise designated in the claim as responsible for the injury in more than four percent (4%) of those claims, with each such Participating Producer assigned to one of three tiers as shown on the chart below based on the percentage of those claims in which it is so named or designated, and with each Participating Producer on a given tier having the same Liability Payment Shares for those claims. The Liability Payment Share for the Participating Producers on a given tier will be determined by taking the number of Participating Producers on that tier, multiplying that number by the Weighting Factor for that tier, determining what percentage that product is of the aggregate of the products of the number of Participating Producers on each tier multiplied by the Weighting Factor for each tier, and sharing the resulting percentage equally among the Participating Producers on that tier. An example follows, assuming the number of Participating Producers on each tier shown below, which was the number based on data through September 30, 1987.


             # Producers    Range of         Weighting      Share Per
Tier            On Tier     % Named            Factor       Producer
------       -----------    --------         ---------      ---------
  1                7        More than 50%         3          10.00%

  2                3        Over 20% but          2           6.67%
                            50% or less

  3                3        Over 4% but           1           3.33%
                            20% or less

       d. Application.  The Liability Payment Shares computed pursuant to
          -----------
paragraphs 1.a, 1.b, and 1.c of this Section A for Period I Claims, Period II & III Claims, and Period IV Claims, respectively, shall be applied to apportion the Liability Payments with respect to those claims regardless of when those payments shall be made or when those claims shall be disposed of. Notwithstanding the foregoing, however, if a Participating Producer shall have closed any claim prior to becoming a member of the Asbestos Claims Facility, the Center shall not apportion to that Participating Producer (and that Participating Producer shall not be obliged to pay) any portion of any Liability Payments with respect to that claim. The amount of any such payments that would otherwise have been apportioned to that Participating Producer shall be apportioned among the remaining Participating Producers in proportion to the Liability Payment Shares of those Participating Producers applicable to that claim.

       e. Definitions.  For purposes of the Agreement and this Attachment A,
          -----------
"closed claims" with respect to a Participating Producer are Asbestos-Related Claims in which that Participating Producer was named as a defendant, third-party defendant, or was otherwise designated in the claim as responsible for the injury, and of which that Participating Producer has disposed on its own behalf, whether by judgment, settlement, dismissal, or otherwise, prior to joining the Asbestos Claims Facility. "Closed claims" with respect to the Center are Asbestos-Related Claims in which at least one Participating Producer was named as a defendant, third-party defendant, or was otherwise designated in the claim as responsible for the injury and had not closed that claim as of becoming a signatory of the Agreement, but of which the Center has subsequently disposed (whether by judgment, settlement, dismissal, or otherwise). "Open claims" or "pending claims" are Asbestos-Related Claims that are not "closed" so far as the Producer or entity in question is concerned.

                          2. Allocated Expense Shares
                             ------------------------

          Any Allocated Expense shall be apportioned among the Participating Producers based on individual Participating Producer Shares established as provided herein (the "Allocated Expense Shares").

       a. Derivation.  The Allocated Expense Share for each Participating
          ----------
Producer will be a single share applicable to any

Allocated Expense, computed by determining for that Participating Producer a partial Allocated Expense Share for Period I Claims, Period II & III Claims, and Period IV Claims, respectively, and by taking the weighted average of those Partial Allocated Expense Shares weighted by the total number of claims the Center has in each of those periods that were open as to the Asbestos Claim Facility as of June 30, 1988. The Partial Allocated Expense Shares for each Participating Producer will be computed as follows:

          (i) For Period I Claims, the Partial Allocated Expense Share for each Participating Producer will be the allocated expense share (determined pursuant to Appendix A-1 of the Agreement Concerning Asbestos-Related Claims dated May 29, 1985) that each Participating Producer had in the Asbestos Claims Facility as of September 1, 1987, adjusted upward pro rata to reflect the absence of the allocated expense shares of those producers who were members of the Asbestos Claims Facility but are not members of the Center as of September 30, 1988.

          (ii) For Period II & III Claims, the Partial Allocated Expense Share for each Participating Producer will be computed as provided in this paragraph A.2.a(ii). For New Entrants, their Partial Allocated Expense Share will be their respective allocated expense shares as negotiated pursuant to Section H of Appendix A-1 of the Agreement Concerning Asbestos-

Related Claims dated May 29, 1985, with appropriate adjustments to reflect the absence of the allocated expense shares for Period II & III Claims of those Producers who were members of the Asbestos Claims Facility but are not members of the Center as of September 30, 1988. For all other Participating Producers, the partial Allocated Expense Share for each Participating Producer will be computed by taking the number of Period II & III Claims in which that Participating Producer is named as a defendant, a third-party defendant, or is otherwise designated in the claim as responsible for the injury, and dividing it by the aggregate of the number of such claims for all Participating Producers (including a factor the New Entrants).

          (iii) For Period IV Claims, the Partial Allocated Expense Share for each Participating Producer will be computed in the same manner as for Period II & III Claims except using Asbestos-Related Claims filed or brought during the period June 20, 1986, through June 30, 1988, rather than Period II & III Claims.

       b. Application.  The Allocated Expense Shares computed pursuant to
          -----------
paragraph 2.a of this Section A shall be applied to apportion the Allocated Expenses regardless of when those expenses are incurred.

              3. Unallocated Expense Shares
                 --------------------------

          Any Unallocated Expense for which the Center does not receive reimbursement from any Supporting Insurer of any Participating Producer shall be apportioned among the Participating Producers based on individual Participating Producer Shares established as provided herein (the "Unallocated Expense Shares"). Each Participating Producer will be assigned to one of four tiers based on where its Partial Allocated Expense Share for Period IV Claims falls with respect to the ranges listed in the chart below. Notwithstanding the foregoing, Participating Producers otherwise on the top tier will be placed on the second tier if more than fifty percent (50%) of the insurance coverage currently being billed by the Center to Supporting Insurers of that Participating Producer (and other Insurers of that Participating Producers that are nonetheless paying on the same basis as the Supporting Insurers) is primary insurance. The aggregate Period IV Partial Allocated Expense Shares for all Participating Producers on a given tier will then be divided equally among all Participating Producers on that tier to give the Unallocated Expense Share for each Participating Producer on that tier. The Unallocated Expense Shares as thus established shall be applied to apportion the Unallocated Expenses incurred while those shares are in effect. An example follows, assuming the number of Participating Producers on each tier shown below, which was the number based on data through September 30, 1987.

              # Producers      Share Range            Share Per
Tier            On Tier          Of Tier              Producer
----          -----------      -----------            ----------

 1                 6           More than 4%            11.97%

 2                 8           Over 1% but 4%           2.97%
                               or less

 3                 8           Over 0.4% but 1%         0.53%
                               or less

 4                 3           Less than or equal       0.06%
                               to 0.4%                  or $10,000
                                                        per year
                                                        whichever
                                                        is greater


                        4.  Documentation on Initial Shares
                            -------------------------------

          The data submitted to the Center by Participating Producers generally has been reviewed for accuracy, consistency, reasonableness, and completeness. Each Participating Producer, however, is responsible for the accuracy and integrity of the data it has submitted. No reduction in any Participating Producer's Liability Payment Share, Allocated Expense Share, or

Unallocated Expense Share shall be made in response to any error or incompleteness in that data that may come to light more than thirty (30) days after the effective date of the Agreement. Any error or incompleteness that would result in an increase in any such share shall promptly be given effect by the Center, after consultation with the Special Counsel (appointed pursuant to paragraph B.3 below), through an appropriate adjustment to the appropriate Participating Producer Share, with the same presumption of retroactive affect as contained in paragraph B.5.c(i) below. There shall be deposited with both the Center and the Special Counsel a complete list of Liability Payment Shares, Allocated Expense Shares, and Unallocated Expense Shares for all Participating Producers computed in accordance with this Section A using data through June 30, 1988. Accompanying this list shall be a computer tape containing on a claim-by-claim and aggregated basis all data required for and actually used in the computation of those shares.

             B.  Future Adjustment of Participating Producer Shares
                 --------------------------------------------------
                        1.  Shares Subject to Adjustment
                            ----------------------------

          The Unallocated Expense Shares, the Allocated Expense Shares, and those Liability Payment Shares applicable to Period IV Claims may be adjusted in the future but only in accordance with the following provisions. Those Liability payment Shares applicable to Period I Claims and Period II & III Claims shall not be adjusted.


                        2.  Participating Producer Approval
                            -------------------------------

          Any adjustments pursuant to paragraph B.5 below must be approved by an affirmative vote of the Participating Producers after consideration of the recommendation of the Special Counsel (established pursuant to paragraph B.3 below) and applying the standards set out in this Section B. Any such adjustments shall not become effective before sixty (60) days after such affirmative vote. The affirmative vote must include Participating Producers representing:

      a. At least fifty percent (50%) of the combined dollar contributions by all Participating Producers to the Center for all purposes during the preceding calendar year (including contributions made by Participating Producers directly or on their behalf by their respective Supporting Insurers); and

      b. At least forty percent (40%) of the total number of Participating Producers.
                        3.  Special Counsel
                            ---------------

          The Board of Directors of the Center shall retain the services of an independent Special Counsel to assist the Center and its Participating Producers in connection with any future adjustment in the Unallocated Expense Shares, the Allocated Expense Shares, and those Liability Payment Shares subject to adjustment pursuant to paragraph B.1 above, and in connection with such other matters as the Board shall deem appropriate. The Special Counsel shall serve at the pleasure of the Board and shall be compensated by the Center as determined by the Board.

      a.   Adjustment Proposals.  All proposals for adjusting the shares of any
           --------------------
Participating Producer pursuant to paragraph B.5 below shall be submitted to the Special Counsel for its review prior to any consideration of the proposal by the Participating Producers. The Special Counsel shall provide a recommendation with respect to any such proposal prior to its consideration by the Participating Producers. In addition, the Special Counsel may develop its own proposals with respect to adjusting the shares of any Participating Producer pursuant to paragraph B.5. Such proposals shall be promptly considered by the Participating Producers pursuant to paragraph B.2 above and shall not require prior consideration or approval by the Board.

      b.   Data Collection.  To assist in this work, the Center shall maintain
           ---------------
information with respect to claims reported to Participating Producers, Liaison Counsel, or the Center in which a Participating Producer is named as a defendant, a third-party defendant, or is otherwise designated in the claim as responsible for the injury. This information shall include, without limitation, the following items:

              (i)    The Filing Date of the claim.

              (ii) The Occupational Category of the claim based on the occupation or status of the person whose exposure to asbestos gave rise to the claim (hereinafter "Primary Claimant"), as determined by the Center using the Guidelines for Occupational Categories attached hereto as Exhibit 1.

              (iii) The Disease Category of the claim based on the asbestos-related disease from which the Primary claimant is suffering as determined by the Center.

              (iv) The Dates of Exposure of the Primary Claimant to asbestos (to the extent available and deemed appropriate).

              (v) The Circumstances of such Exposure, to the extent available and deemed appropriate (such as, for workplace exposure, the duties and responsibilities of the Primary Claimant, the job site, the identity of the Primary Claimant's employer, and the degree of exposure to asbestos or asbestos-containing products).

              (vi) Each Producer that is named as a defendant, third-party defendant, or is otherwise designated in the claim as responsible for the injury.
              (vii)  Plaintiff's counsel.

              (viii) The Disposition Date (i.e. the date the claim was disposed of by the Center, whether by dismissal, settlement, judgment, or other).

              (ix) The Type of Disposition (i.e. dismissal, settlement, judgment, or other).

              (x)    Producers Held Liable.

              (xi)   The Amount Paid or Owed by the Center as Liability
Payments.

              (xii) Such other information as may be designated by the Center or Special Counsel.

      c.   Reports.  The Center shall provide monthly reports to the Special
           -------
Counsel (at a time and in a form to be agreed upon) displaying on an aggregated basis the information specified in paragraph B.3.b with respect to:

              (i) new claims reported to Participating Producers, Liaison Counsel, or the Center during the preceding month;

              (ii) claims disposed of by the Center during the preceding month;

              (iii) all claims reported to Participating Producers, Liaison Counsel, or the Center during Period IV as of the end of the preceding month; and
              (iv)   all claims pending in the Center by period (i.e., Period I
                                                                 ----
Claims, Period II & III Claims, and Period IV Claims) as of the end of the preceding month.

      d.   Outside Assistance.  The Special Counsel shall be given access by the
           ------------------
Center to the information from which the reports described in paragraph B.3.c are derived (including all information described in paragraph B.3.b. above) and to such other information as the Special Counsel shall deem necessary in order for it to perform its responsibilities under this Attachment A (all such information hereinafter referred to as the "Share Information"). The Center will perform studies and analyses of the Share Information as directed by the Special Counsel. The Special Counsel may, with the concurrence of the Board of Directors of the Center, retain an outside auditor to conduct an independent audit of the Share Information, or retain an outside consultant to perform studies and analyses of the Share Information.

                        4.  Identification of Adjustments
                            -----------------------------

          The Center and the Special Counsel shall monitor the reports and information obtained pursuant to paragraph B.3 above to identify any factors or trends that tend to suggest that the Participating Producer Shares subject to adjustment pursuant to paragraph B.1 may not fairly reflect the relative responsibility of Participating Producers for Liability Payments, Allocated Expenses, or Unallocated Expenses with respect to all or an identifiable category of claims. These factors or trends may include, without limitation, the following:

      a. A dramatic increase in the number of claims involving one of the existing Twelve Occupational Categories (such as, for example, a dramatic increase in the number of cases within the "Friction" category) or a new occupational category.

      b. A dramatic increase in the number of claims involving a particular occupation or status presently subsumed within one of the existing Occupational Categories (such as, for example, a dramatic increase in the number of chemical plant cases within the "Insulator" category).

      c. A dramatic increase in the number of cases of a particular type within a particular state (especially if few cases of this type have previously been filed in that state or if there is little available data on the disposition of this type of case in that state).

      d. A dramatic increase in the number of cases at a specific location or place (such as, for workplace exposure, a particular job site).

      e. A dramatic increase in the number of cases involving a particular Disease Category (such as, for example, a dramatic increase in the "Pleural Disease" category).

      f. A dramatic increase in the number of cases involving a particular disease subsumed by the Center within an existing Disease Categories (such as, for example, a dramatic increase in the number of cases involving a particular form of cancer currently classified by the Center within the "Other Cancer" category).

      g. Disposition or other data indicating for a particular category of claims (whether based on occupation or status, location, disease, or some other basis) that a particular Participating Producer is not liable for those claims or that the relative responsibility among Participating Producers is significantly different from what is indicated by the Participating Producer Shares.

      h. Such other factors and trends as may be identified by the Center or the Special Counsel.

   5.  Adjustments Subject to Participating Producer Approval
       ------------------------------------------------------

      a.   General.  Adjustments may be made to reflect these factors and trends
           -------
in the Participating Producer Shares of any Participating Producer subject to adjustment pursuant to paragraph B.1. These adjustments may include, but are not limited to, the segregation of significant and identifiable categories of Period IV Claims into "Special Claim Categories" (as described in paragraphs B.5.b and c below), the recalculation of Period IV Liability Payment Shares (as described in paragraph B.5.d below), and the subdivision of Period IV Claims by time and the application of different Participating Producer Shares for claims in each subdivision. These adjustments may also include revision of the Guidelines for Occupational Categories at Exhibit 1. All adjustments pursuant to this paragraph B.5 must be approved by the Participating Producers pursuant to paragraph B.2 above.

      b.   Interim Sharing Arrangements for Special Claim Categories.  Where a
           ---------------------------------------------------------
Special Claim Category is deemed appropriate, an "Interim Sharing Arrangement" shall be proposed for apportioning among Participating Producers any Liability Payments made by the Center with respect to claims falling within this Special Claim Category.

          (i) In developing the Interim Sharing Arrangement, the following factors may be considered: (i) the relative frequency with which Participating Producers are named as defendants, third-party defendants, or are otherwise designated in the claims as responsible for the injury; (ii) any disposition data with respect to those claims; (iii) information concerning the particular products, locations, occupations, or employers involved; and (iv) such other information as the Center or the Special Counsel shall deem relevant.

          (ii) The establishment of a Special Claim Category and of an Interim Sharing Arrangement for that category must be approved by the Participating Producers pursuant to paragraph B.2. above. Once approved, the Interim Sharing Arrangement shall be used to apportion all Liability Payments thereafter made with respect to claims falling within that Special Claim Category (subject, however, to the provisions of paragraph B.5.c below).

          (iii) The Allocated Expenses paid in connection with cases falling within the Special Claim Category and subject to an Interim Sharing Arrangement shall be treated no differently than the Allocated Expenses paid in connection with any other claim.

      c.   Permanent Sharing Arrangement for Special Claim Categories.  The
           ----------------------------------------------------------
Center shall monitor, in conjunction with Liaison Counsel and the Special Counsel, (i) relevant pretrial discovery taken in connection with claims falling within a Special Claim Category subject to an Interim Sharing Arrangement, (ii) relevant pretrial motions made in connection with such claims, (iii) disposition data with respect to such claims, and (iv) such other data as the Center or the Special Counsel shall deem relevant.

          (i) Once it is concluded that the foregoing data is sufficient to permit it, a "Permanent Sharing Arrangement" will be proposed for apportioning among Participating Producers any Liability Payments or Allocated Expenses with respect to those claims. Such a Permanent Sharing Arrangement must be approved by the Participating Producers pursuant to paragraph B.2 above. Once so approved, all Liability Payments made and all Allocated Expenses incurred thereafter with respect to claims falling within that Special Claim Category shall be apportioned among Participating Producers pursuant thereto, subject to any subsequent change in the Permanent Sharing Arrangement approved by the Participating Producers pursuant to paragraph B.2 above. In addition, it is presumed that the Permanent Sharing Arrangement shall be given retroactive effect to apportion all Liability Payments made and all Allocated Expenses incurred with respect to claims falling within that Special Claim Category from the date that Special Claim Category was first established, subject to the right of the Participating Producers to make the application of such Permanent Sharing Arrangement prospective only to Liability Payments made and/or Allocated Expenses incurred after the approval of the Permanent Sharing Arrangement if the benefit in terms of Participating Producer equity from retroactivity is deemed to be di minimis when compared to the administrative costs of doing so and other
      -- -------
factors.
          (ii) In the event that a Permanent Sharing Arrangement proposed for a Special Claim Category is rejected by the Participating Producers, all Liability Payments made by the Center with respect to claims subject to that category shall continue to be apportioned among Participating Producers pursuant to the Interim Sharing Arrangement for that category (and all allocated expenses incurred in connection with such claims shall continue to be apportioned as provided in paragraph B.5.b.(iii) above) unless and until either a Permanent Sharing Arrangement is subsequently approved by the Participating Producers for that category or the Participating Producers vote to disestablish the

Special Claim Category. Any such disestablishment shall require approval of the Participating Producers pursuant to paragraph B.2.

      d.   Differences in Naming Data.  In the event that future claims reported
           --------------------------
to Participating Producers, Liaison Counsel, or the Center in any of the Four Occupational Groupings evidence significant differences from the claims in that grouping previously filed or brought during Period IV (excluding claims subject to Special Claim Categories) with respect to the relative frequency with which Participating Producers are named as defendants, third-party defendants, or are otherwise designated in the claim as responsible for the injury, the Center, in conjunction with the Special Counsel, shall initiate such studies and analyses as shall be deemed appropriate. The purpose of these studies shall be to determine whether these differences reflect actual differences in the relative liability or responsibility of Participating Producers for these claims. If the Special Counsel shall deem this to be the case, then, with the approval of Participating Producers pursuant to paragraph B.2, the Liability Payment Shares for Period IV Claims in that Occupational Grouping (excluding claims subject to Special Claim Categories) shall be recalculated incorporating these new claims. This recalculation shall be performed under the supervision of the Special Counsel, and the recalculated shares shall be applied to apportion all Liability Payments thereafter made by the Center with respect to Period IV Claims falling within that Occupational Grouping (excluding claims subject to Special Claim Categories). A recalculation of Allocated Expense Shares shall not be made under this paragraph.

      6.  Adjustments Not Subject to
           Participating Producer Approval
           -------------------------------

          Within twenty (20) days after the end of a calendar quarter (hereinafter referred to as the "Completed Quarter"), the Partial Allocated Expense Shares for Period IV Claims shall automatically be recalculated pursuant to paragraph A.2 above by incorporating all Period IV Claims not previously reflected in those shares that have been reported to Participating Producers, Liaison Counsel, or the Center (excluding claims subject to a Permanent Sharing Arrangement). Thereafter the weighted average of the Partial Allocated Expense Shares shall be recomputed (pursuant to paragraph A.2), using the total number of open claims the Center had in the corresponding periods as of the end of the Completed Quarter, to compute new Allocated Expense Shares for all Participating Producers. The Allocated Expense Shares thus recalculated shall be used by the Center to apportion all Allocated Expenses incurred by the Center during the calendar quarter immediately following the Completed Quarter (excluding claims subject to a Permanent Sharing Arrangement). In addition, the Unallocated Expense Shares shall also automatically be recalculated pursuant to paragraph A.3 above using the recalculated Partial Allocated Expense Shares for Period IV claims. The Unallocated Expense Shares thus recalculated shall be used by the Center to apportion all Unallocated Expenses incurred during the calendar quarter immediately following the Completed Quarter.

                       C.  Punitive Damages
                           ----------------

          Punitive damage judgments shall not be apportioned among the Participating Producers according to the Allocation Expense Shares provided herein, but shall be borne by the Participating Producer against which the judgment was rendered and its Insurers.

                       D.  Separate Counsel
                           ----------------

          Any Participating Producer retaining counsel to represent it separately from the Center (whether in connection with a punitive damage claim, a matter as to which it has an interest that is not shared by the other Participating Producers, or for some other reason) shall be entitled to have the cost of such separate counsel in any calendar year reimbursed by the Center as Allocated Expense (thereafter to be apportioned among all Participating Producers including the Participating Producer retaining such counsel based on the applicable Allocated Expense Shares) up to a limit to be established by the Board of Directors for each calendar year. All other such Allocated Expense shall be billed directly to the responsible Insurer or Insurers for the Participating Producer or, in the absence of such Insurers, to the Participating Producer itself.

                       E.  Alternative Dispute Resolution
                           ------------------------------

          Any Participating Producer that believes that application of any future adjustment in any Liability Payment Share, any Allocated Expense Share, or any Unallocated Expense Share pursuant to Section B above is inequitable as applied to its particular situation, or that the calculation of any particular share pursuant to such future adjustment has been performed inaccurately or incorrectly, may cause the matter to be presented to the Participating Producers pursuant to paragraph B.2 above and, failing receipt of satisfactory action, may take the matter to alternative dispute resolution within the Center. Such Participating Producer shall bear the burden of proof.

                        F.  New Entrants and Withdrawals
                            ----------------------------

          Any Producer that is not a signatory to the Agreement as of September 30, 1988, may become a signatory as provided in Section XII of the Agreement. The Special Counsel shall provide such support and recommendations as the Board may request with respect to any request from any Producer to become a signatory to the Agreement, including the Liability Payment Shares, Allocated Expense Shares, and the Unallocated Expense Shares to be borne by that

Producer. In the event the Producer becomes a signatory, the corresponding shares of the other Participating Producers shall be reduced pro rata to make room for the shares of the new Participating Producer. In the event that a Participating Producer shall withdraw from membership in the Center pursuant to
Section IV of the Agreement or have its membership terminated pursuant to Paragraph 3 of Section III, the corresponding shares of the other Participating Producers shall be increased pro rata to pick up the shares of the withdrawing or terminating Participating Producer.

                                                               Exhibit 1

                         CENTER FOR CLAIMS RESOLUTION
                         ----------------------------
                    GUIDELINES FOR OCCUPATIONAL CATEGORIES
                    --------------------------------------


     Occupational Category                      Description                            Occupational Examples
     ---------------------                      -----------                            ---------------------
Shipyard                        All claimants (including insulators) who          Shipyard workers, shipfitter, shipwright, ship
                                worked in a shipyard or on board any vessel       repair, ship maintenance, ship burner, marine
                                Also includes military personnel and seamen.      machinist, ship scaler, rigger, shoreman,
                                                                                  stevedore, sandblaster, military personnel,
                                                                                  seamen, painter, welder.
Insulators                      Includes all insulators, boiler workers,          Insulator, insulation mechanic, installer,
                                pipefitters, pipe covers and other related        lagger, ripper, boiler maker, boiler repair
                                occupations (excludes insulators working in       attendant, boiler installer, boiler tender, boiler
                                shipyards and railroads). In addition to the      inspector, boiler cleaner, pipefitter, pipe
                                above, all claimants working in power plants,     coverer, pipelagger, steamfitter, furnance
                                refineries and chemical factories are included    mechanics, H & AC, refinery worker, chemical
                                in this category.                                 worker, power plant operator, worker.
Sheetmetal                      Includes sheetmetal workers.                      Sheetmetal worker, sheetmetal mechanic,
                                                                                  metal assm.
Plasterer/Spray                 Individuals specifically identified with spray    Plasterer, asbestos prayer, spray gun operator.
                                or as plasterers.
Friction                        Includes auto repair, auto mechanic and           Friction, brakeliner, brake mechanic.
                                anyone else with brakes exposure.
Maintenance/Repair/Cleaner      Individuals working in maintenance or repair,     School maintenance, repairman, custodian,
                                as well as those associated with schools,         building superintendent, cleaner, janitor, tank
                                hospitals or municipalities.                      cleaner, equipment cleaner.
Bystander/Secondary Exposure    Claimants who alleges other exposure and          Secondary exposure, family, wife, exposed
                                who would not otherwise be exposed through        washing clothes, clerk, nurse, technician,
                                their normal course of employment.                estimator, storekeeper, inspector.
Other                           Includes individuals who cannot be classified     Equipment operator, forklift operator, crane
                                elsewhere.                                        operator, fireman, guard, foreman, packer,
                                                                                  shipper, finisher, joiner, trade combination of
                                                                                  occupations, electronics, truck driver, bus
                                                                                  driver, government employee.


Special Categories
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